Exhibit 23.2

              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use {incorporation by reference} in this Form 10-K of Lithium Corporation (formerly Utalk Communications, Inc. of our report dated April 6, 2009 for our audit of 2008. We also consent to the reference to us under the heading "Experts" in this registration statement.


/s/ MaloneBailey, LLP
------------------------------
MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

April 14, 2010